EXHIBIT 15.1

                                     Arthur
                                    Andersen

                            Arthur Andersen & Co. SC

                                                       Arthur Andersen LLP

                                                       Suite 1800
                                                       420 North 20th Street
                                                       Birmingham AL  35203-3204
                                                       205 252-8600

December 4, 1996


Alabama Power Company
600 North 18th Street
Birmingham, AL 35291



Ladies and Gentlemen:

We are aware that Alabama Power Company has incorporated by reference in this Registration Statement its Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 which include our reports on Alabama Power Company dated May 9, 1996, August 8, 1996 and November 8, 1996, respectively, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the "Act"), such reports are not considered a part of the Registration Statement prepared or certified by our firm or reports prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/s/Arthur Andersen LLP